UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2013

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Executive Officers.

Effective as of September 5, 2013, Tuesday Morning Corporation (the “Company”) appointed Jeffrey N. Boyer as the Company’s Executive Vice President, Chief Administrative Officer and Chief Financial Officer.  Mr. Boyer was appointed to fill both the existing Chief Administrative Officer vacancy and replace Stephanie Bowman, the Company’s current Executive Vice President, Chief Financial Officer who has decided to pursue other professional interests but will remain with the Company in a consultative capacity to facilitate a smooth transition.

Prior to joining the Company, Mr. Boyer, age 55, served as an executive officer of 24 Hour Fitness Worldwide Holdings, Inc., an operator of fitness centers, serving as Executive Vice President and Chief Operating Officer from June 2012 until September 2013, and Executive Vice President and Chief Financial Officer from April 2008 until June 2012.  Previously, Mr. Boyer served as President and Chief Financial Officer of Michaels Stores, Inc. (“Michaels”) from July 2007 until April 2008 and Co-President and Chief Financial Officer from March 2006 to July 2007.  Mr. Boyer also held the position of Executive Vice President and Chief Financial Officer of Michaels from January 2003 to March 2006.  Prior to joining Michaels, Mr. Boyer served as the Executive Vice President and Chief Financial Officer of Kmart Corporation and held multiple positions with Sears, Roebuck & Company, advancing to the position of Senior Vice President and Chief Financial Officer.  Earlier in his career, Mr. Boyer served in senior capacities with the Pillsbury Company and Kraft General Foods.  Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980.  Mr. Boyer has served on the Board of Directors of Fossil Group, Inc. since December 2007.

Mr. Boyer’s annual base salary will be $400,000 and he will be eligible to participate in the Company’s Management Incentive Plan (the “Plan”) for the Company’s 2014 fiscal year.  Under the Plan, Mr. Boyer may earn a target bonus of 50% of his base salary which will be prorated based upon his hire date.  The amount earned under the Plan may be modified downward by 25%  by the Company’s Compensation Committee (the “Committee”) based on the Committee’s assessment of Mr. Boyer’s individual performance during the 2014 fiscal year.  In connection with his appointment, Mr. Boyer will also receive a grant of 250,000 stock options which will vest ratably over four years.  Mr. Boyer will also be entitled to standard employee benefits generally offered to the Company’s employees. There are no transactions involving Mr. Boyer requiring disclosure under Item 404(a) of Regulation S-K.

A subsidiary of the Company and Ms. Bowman entered into a Consulting Agreement on September 7, 2013 governing her provision of consulting services to the Company. The Consulting Agreement is for a one year term, and provides that during the term Ms. Bowman will provide services reasonably requested, including assisting with the transition of her prior duties and responsibilities to her successor and providing information and counsel relating to any accounting, insurance, legal, financial reporting, or other matters related to the Company.  In consideration for the consulting services, the Company’s subsidiary agreed to pay Ms. Bowman (i) $26,250 per month during the consulting term, (ii) reimbursement of expenses and indemnification and (iii) a lump sum payment of $185,000 thirty days after completion of the term provided Ms. Bowman enters into a mutual release. The Consulting Agreement may be terminated by either the Company’s subsidiary or Ms. Bowman under certain circumstances.  The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the copy of the Consulting Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Director Notices of Intent Not to Stand for Re-Election.

On September 6, 2013, the Company received notice from David B. Green and Starlette Johnson that they will not stand for re-election to the Board of Directors at the Company’s 2013 Annual Meeting of Stockholders.  In connection with the foregoing, the Company’s Board of Directors has approved a resolution pursuant to which the number of directors comprising the Board of Directors will be reduced from seven to five members, effective immediately prior to the Company’s 2013 Annual Meeting of Stockholders.

Item 7.01.  Regulation FD Disclosure.

On September 9, 2013, the Company issued a press release announcing Mr. Boyer’s appointment as Executive Vice President, Chief Administrative Officer and Chief Financial Officer.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement dated September 7, 2013 by and between Stephanie Bowman and Tuesday Morning, Inc.

99.1	Press Release of Tuesday Morning Corporation dated September 9, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: September 9, 2013	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement dated September 7, 2013 by and between Stephanie Bowman and Tuesday Morning, Inc.

99.1	Press Release of Tuesday Morning Corporation dated September 9, 2013